Exhibit 10.11

EXECUTION COPY

FOURTH OMNIBUS AMENDMENT AGREEMENT

THIS FOURTH OMNIBUS AMENDMENT AGREEMENT (this “Amendment”), dated as of March 30, 2016, is entered into by and among ARMSTRONG RECEIVABLES COMPANY LLC, a Delaware limited liability company, as Seller (the “Seller” or the “SPV”), ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Company”), individually and as Servicer (“Armstrong”), ARMSTRONG HARDWOOD FLOORING COMPANY, a Tennessee corporation (“AHFC” and, together with Armstrong, the “Originators”, and each an “Originator”), THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank (“Scotiabank”, or, as applicable, the “Administrative Agent”, the “Related Committed Purchaser” or the “LC Bank”) and LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as Conduit Purchaser (the “Conduit Purchaser”).

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Receivables Purchase Agreement (defined below), or, if not defined therein, in the Sale Agreement (defined below).

BACKGROUND RECITALS

1. The Seller, the Servicer and the Originators are party to that certain Purchase and Sale Agreement dated as of December 10, 2010, as amended by that certain Omnibus Amendment (“Omnibus One”) dated as of August 1, 2011, that certain Second Omnibus Amendment (“Omnibus Two”) dated as of December 21, 2011 and that certain Third Omnibus Amendment (“Omnibus Three” and, together with each of Omnibus One and Omnibus Two, the “Omnibus Amendments”) dated as of March 28, 2013 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Sale Agreement”);

2. The Seller, the Servicer, the Conduit Purchaser and Scotiabank are party to that certain Receivables Purchase Agreement dated as of December 10, 2010, as amended by each of the Omnibus Amendments and that certain Fourth Amendment to Receivables Purchase Agreement dated as of December 18, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Receivables Purchase Agreement” and, together with the Sale Agreement, the “Facility Documents”);

3. Pursuant to each of Section 4.4 and Section 10.1 of the Sale Agreement and Section 6.1 of the Receivables Purchase Agreement, the parties hereto agree to amend the Facility Documents as described herein;

4. Concurrently herewith, the Seller, the Servicer, the Conduit Purchaser and Scotiabank are entering into that certain Second Amended and Restated Fee Letter (the “Fee Letter”), dated the date hereof; and

5. In connection with the removal of AHFC as an Originator under the Sale Agreement, the parties hereto are entering into that certain Assignment Agreement (the “Assignment Agreement”), dated the date hereof, in order to effect the sale of certain Receivables and related assets to AHFC.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Amendments to the Sale Agreement. As of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 7 hereof:

(a) Section 4.1(g)(iii) of the Sale Agreement is hereby deleted in its entirety and subclause (iv) immediately thereafter is re-lettered accordingly.

(b) Page S-2 of the Sale Agreement is hereby modified by deleting AHFC’s signature block in its entirety.

(c) Schedule I of the Sale Agreement is hereby modified by deleting “Armstrong Hardwood Flooring Company, a Tennessee corporation” where such phrase appears therein.

(d) Schedule II of the Sale Agreement is hereby modified by deleting “Armstrong Hardwood Flooring Company” and its corresponding location of books and records.

(e) Schedule III of the Sale Agreement is hereby modified by deleting“Armstrong Hardwood Flooring Company” and its corresponding list of trade names.

(f) Schedule V of the Sale Agreement is hereby modified by deleting“Armstrong Hardwood Flooring Company” and its corresponding notice information.

(g) It is understood and agreed that each reference in the Sale Agreement and any other Transaction Document to “Originators” in the plural shall be deemed, where appropriate, to be a reference to “Originator” in the singular, with such other related changes as are grammatically necessary, in order to reflect the removal of AHFC as an Originator under the Sale Agreement, pursuant to Section 4.4 thereof, and the status of Armstrong as the sole remaining Originator under the Sale Agreement, as of the date hereof.

SECTION 2. Amendments to the Receivables Purchase Agreement. As of the date hereof, subject to the satisfaction of the conditions precedent set forth in Section 7 hereof:

(a) Section 1.1(b)(i) of the Receivables Purchase Agreement is hereby amended by deleting the phrase “the signature page hereto” where it appears therein and replacing it with “Schedule VI hereto”.

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(b) Section 1.1(d) of the Receivables Purchase Agreement is hereby amended by deleting the amount “$75,000,000” where it appears therein and replacing it with “$40,000,000”.

(c) Subclause (b) of Section 1.3 of the Receivables Purchase Agreement is hereby amended by deleting the phrase “the LC Participation Amount has been Cash Collateralized” and replacing it with “the Letters of Credit have been Cash Collateralized”.

(d) Section 1.4(d)(ii)(A) of the Receivables Purchase Agreement is hereby amended and restated in order to incorporate the black-lined changes set forth below:

(A) first, to the LC Collateral Account for the benefit of the Administrative Agent (for the benefit of the LC Bank and the Related Committed Purchasers), (x) if such distribution occurs on an Amortization Day, the amount necessary to ~~cause the LC Participation Adjusted Amount to equal zero~~ Cash Collateralize all Letters of Credit in full, and (y) otherwise, the lesser of (I) the amount necessary to c~~ause the LC Participation Adjusted Amount to equal zero~~ Cash Collateralize all Letters of Credit in full and (II) the amount necessary to reduce the Purchaser’s Interest to 100% (after giving effect to such distribution to the LC Collateral Account);

(e) The following new Section 1.16(c) is hereby added to the Receivables Purchase Agreement immediately after the existing Section 1.16(b) thereof:

(c) If any Letters of Credit are outstanding and undrawn on the Facility Termination Date, the LC Collateral Account shall be funded from Collections pursuant to Section 1.4(d) (or, in the Seller’s sole discretion, by other funds available to the Seller) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all related fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

(f) Section 4.2(c) of the Receivables Purchase Agreement is hereby amended and restated in order to incorporate the black-lined changes set forth below:

(c) The Servicer’s obligations hereunder shall terminate on the Final Discharge Date. ~~latest of: (i) the Facility Termination Date, (ii) the date on which no Capital or Discount in respect of the Purchaser’s Interest shall be outstanding, (iii) the date the LC Participation Adjusted Amount is reduced to zero and (iv) the date on which all other amounts required to be paid to each Purchaser, the Administrative Agent and any other Indemnified Party or Affected Person hereunder shall have been paid in full.~~

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(g) Section 6.3(a) of the Receivables Purchase Agreement is hereby amended by deleting the amount “$50,000,000” where it appears therein and replacing it with “$10,000,000”.

(h) The definition of “Accrual Reserve Amount”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by adding the following proviso immediately after clause (e) thereto:

“, provided, that such sum shall be increased by $6,000,000 at all times during each calendar month of February and for purposes of each Settlement Date occurring in, and the Servicer Report delivered in, the following March”.

(i) The definition of “Cash Collateralize”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Cash Collateralize” means, with respect to any then-outstanding Letters of Credit, to pledge and deposit with or deliver to the Administrative Agent, for deposit into the LC Collateral Account for the benefit of the Administrative Agent (for the benefit of the LC Bank and the Related Committed Purchasers), cash or deposit account balances up to an amount necessary to cause the amount on deposit in the LC Collateral Account to equal the sum of (x) the LC Participation Amount and (y) the amount of the LC Fee Expectation.

(j) The definition of “Concentration Limit”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Concentration Limit” shall mean

(x) with respect to the Receivables, for Receivables that have a stated maturity that is more than 60 days but not greater than 120 days, ~~20%~~ 10%;

(y) with respect to all Foreign Obligors, taken as a whole, (i) at times when the long term, unsecured and non credit-enhanced indebtedness of Armstrong is rated at least (i) “B+” by Standard & Poor’s and (ii) “B1” by Moody’s, ~~5%~~ 7.5%; and (ii) at all other times, 0%;

(z) with respect to each Obligor:

(a) (i) for any Group A Obligor, ~~15.00%~~12.00%, (ii) for any Group B Obligor, ~~7.50%~~12.00%, (iii) for any Group C Obligor, ~~5.00%~~6.00% and (iv) for any Group D Obligor, 3.00%; and

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(b) notwithstanding that an Obligor may fall within one of the categories set forth in paragraph (a) above, such other amount for any Obligor as set forth on Schedule V hereto;

provided, that the Concentration Limit for any Obligor may be modified with the prior written consent of the Administrative Agent; provided, further, that the Administrative Agent, in its sole discretion, may reduce the Concentration Limit for Foreign Obligors set forth in clause (y) above from 7.5% to 5%, or any concentration percentage in between such percentages, and may modify or revoke the Special Concentration Limit for any Obligor as set forth on Schedule V hereto upon delivery of notice to Armstrong at least five Business Days prior to the effective date of such modification or revocation.

(k) The definition of “Dilution Ratio”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) subject to the proviso below, the aggregate amount of Dilutions that occurred during such calendar month by (b) the aggregate gross sales of the Originator~~s~~ during the calendar month that is one month prior to such calendar month, provided, however, that solely for purposes calculating the Dilution Ratio with respect to that calendar month of February of each year (and the related Servicer Report delivered in March of each year), the amount determined pursuant to clause (a) above shall be the greater of (i) the arithmetic average of the aggregate amount of Dilutions that occurred during each of the eleven (11) consecutive calendar months immediately preceding such February calendar month, and (ii) the excess (if any) of (x) the aggregate amount of Dilutions that occurred during such February calendar month, over (y) $6,000,000.

(l) The definition of “Excess Concentration Amount”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by replacing the percentage “20%” where it appears in subclause (c) thereof with “10%”.

(m) The definition of “Final Discharge Date”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated in order to incorporate the black-lined changes set forth below:

“Final Discharge Date” shall mean the latest of (i) the Facility Termination Date, (ii) the Purchase and Sale Termination Date, (iii) the date on which no Capital of or Discount in respect of the Purchaser’s Interest shall be outstanding, (iv) the date ~~the LC Participation Amount is~~ all Letters of Credit have been Cash Collateralized in full, and (v) the date all other amounts owed by the Seller under the Agreement to any

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Purchaser, the Administrative Agent, the Servicer and any other Indemnified Party or Affected Person shall be paid in full.

(n) The following new definition for “LC Fee Expectation” is hereby added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:

“LC Fee Expectation” has the meaning set forth in Section 1.16(c).

(o) The definition of “Loss Reserve Floor Percentage”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by replacing the percentage “16.50%” where it appears therein with “12.00%”.

(p) The definition of “Non-Seasonal Period”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby deleted in its entirety.

(q) The definition of “Scheduled Commitment Termination Date”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by replacing the date “December 18, 2017” where it appears therein with “March 29, 2019”.

(r) The definition of “Seasonal Period”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby deleted in its entirety.

(s) The definition of “Stress Factor”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by replacing the numerical value “2.5” where it appears therein with “2.0”.

(t) Paragraph (h) of Exhibit V to the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(h) at any time, (i) (A) the Default Ratio shall exceed 1.75%, (B) the Delinquency Ratio shall exceed 1.75%, or (C) the Dilution Ratio shall exceed 7.50%; or (ii) (A) the Three Month Default Ratio shall exceed 2.00%, (B) the Three Month Delinquency Ratio shall exceed 2.00%, or (C) the Three Month Dilution Ratio shall exceed 7.00%; or (iii) the Days’ Sales Outstanding shall exceed 45 days;

(u) Schedule V of the Receivables Purchase Agreement is hereby deleted and replaced in its entirety with Schedule V attached hereto.

(v) Schedule VI of the Receivables Purchase Agreement is hereby deleted and replaced in its entirety with Schedule VI attached hereto.

(w) Annex A to the Receivables Purchase Agreement is hereby amended by replacing the percentage “1.50%”, where it appears therein opposite “1M Delinquency” and “1M Default”, with “1.75%” in each case, and by replacing the percentage “1.25%”, where it appears therein opposite “3M Delinquency” and “3M Default”, with “2.00%” in each case.

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SECTION 3. Release of AHFC. The parties hereto hereby agree that upon the effectiveness of this Amendment, AHFC shall no longer be a party to the Sale Agreement or any other Transaction Document or have any rights or obligations thereunder or, for the avoidance of doubt, sell any Receivables or Related Rights to the SPV under the Sale Agreement.

SECTION 4. Delegation and Assumption of AHFC’s Obligations. Effective immediately prior to the effectiveness of Section 3 above, AHFC hereby delegates to the Company, and the Company hereby assumes, all of AHFC’s duties, obligations and liabilities that have arisen or accrued prior to the date hereof under the Sale Agreement and each of the other Transaction Documents.

SECTION 5. Acknowledgment and Agreement. Each of the parties hereto hereby acknowledges and agrees that each of the Receivables and Related Rights heretofore sold, transferred or assigned by AHFC to the SPV pursuant to the Sale Agreement shall remain the property of the SPV, except as expressly set forth in the Assignment Agreement.

SECTION 6. Representations and Warranties. Each of the Seller, the Servicer, Armstrong and AHFC hereby represents and warrants to each of the other parties hereto that, as to itself:

(a) Representations and Warranties. Each of the representations and warranties made by it under this Agreement and each of the other Transaction Documents to which it is party are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties (A) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and/or (B) are qualified by materiality, in which case they shall be true and correct in all respects).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Facility Documents, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Facility Documents (except with respect to AHFC), as amended hereby, are such Person’s legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) No Default. On the date hereof, both before and immediately after giving effect to this Amendment, no Termination Event or Incipient Termination Event has occurred and is continuing.

(d) Further Assurances. Such Person agrees to provide (or to cause to be provided) to the Administrative Agent a copy of all agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment, as the Administrative Agent may reasonably request.

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SECTION 7. Conditions Precedent. This Amendment shall become effective, as of the date first above written, upon receipt by the Administrative Agent of each of the following:

(a) Duly executed counterparts of this Amendment from each of the parties hereto;

(b) Duly executed counterparts of the Fee Letter from each of the parties thereto;

(c) The “Extension Fee” (under and as defined in the Fee Letter) and all other costs and expenses related to this Amendment in immediately available funds;

(d) Duly executed counterparts of the Assignment Agreement from each of the parties thereto; and

(e) A pro forma Servicer Report setting forth the performance of the Receivables Pool for the last full calendar month ending prior to the date hereof.

SECTION 8. Reference to and Effect on the Facility Documents.

(a) Upon the effectiveness of this Amendment, (i) each reference in any Facility Document to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to such Facility Document as amended or otherwise modified hereby, and (ii) each reference to any Facility Document in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to such Facility Document as amended or otherwise modified hereby.

(b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of each of the Facility Documents, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under either Facility Document or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 10. Transaction Document. This Amendment shall constitute a Transaction Document.

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SECTION 11. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 13. Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent with respect thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

ARMSTRONG RECEIVABLES COMPANY LLC

By:	\s\ Douglas B. Bingham
Name:	Douglas B. Bingham
Title:	Assistant Treasurer

ARMSTRONG WORLD INDUSTRIES, INC.

By:	\s\ Thomas J. Waters
Name:	Thomas J. Waters
Title:

ARMSTRONG HARDWOOD FLOORING COMPANY

By:	\s\ Douglas B. Bingham
Name:	Douglas B. Bingham
Title:	Treasurer

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THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank

By:	\s\ Paula J.Czach
Name:	Paula J.Czach
Title:	Managing Director

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:
Name:
Title:

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THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank

By:
Name:
Title:

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:	\s\ John L.Fridlington
Name:	John L.Fridlington
Title:	Vice President

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SCHEDULE V

SPECIAL CONCENTRATION LIMITS

Obligor	Special Concentration Limit

AB California Acquisition Corporation	5.50% of the aggregate Outstanding Balance of Eligible Receivables

Lowe’s Corporation	If Lowe’s Corporation has:

(1) (x) a short-term rating of at least (a) “A-1” by Standard & Poor’s and (b) “P-1” by Moody’s, and (y) a long-term rating of at least (a) “A” by Standard & Poor’s and (b) “A1” by Moody’s, 25% of the aggregate Outstanding Balance of Eligible Receivables; or

(2) (x) a short-term rating of at least (a) “A-2” by Standard & Poor’s and (b) “P-2” by Moody’s, and (y) a long-term rating of at least (a) “BBB+” by Standard & Poor’s and (b) “Baa1” by Moody’s, and (z) does not meet the criteria set forth in clause (1) above, 20% of the aggregate Outstanding Balance of Eligible Receivables

719918961 10425223	Schedule V-1

SCHEDULE VI COMMITMENTS

Capacity	Name	Commitment
Conduit Purchaser	Liberty Street Funding LLC	N/A
Related Committed Purchaser	The Bank of Nova Scotia	$40,000,000

719918961 10425223	Schedule VI-1